UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 23, 2013

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K filed by Unifi, Inc. (the “Registrant”) with the Securities and Exchange Commission on October 23, 2013 (the “Original Report”) to include certain compensation information that was unavailable at the time of the filing of the Original Report. No other changes are being made to the Original Report.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported in the Original Report, on October 23, 2013 (the “Appointment Date”), the Registrant’s Board of Directors (the “Board”) appointed James M. Otterberg as the Registrant’s Vice President and Chief Financial Officer. At the time of the appointment, no action was taken with respect to the compensation of Mr. Otterberg, who had previously served as both the Registrant’s Chief Accounting Officer and interim Chief Financial Officer. Subsequently, by action dated November 5, 2013, to recognize Mr. Otterberg’s additional duties and responsibilities as a result of his new appointments, the Compensation Committee of the Board (a) approved an increase in Mr. Otterberg’s base salary to $275,000, effective as of the Appointment Date, and (b) revised upwards the threshold, target and maximum performance levels and corresponding potential fiscal year 2014 incentive cash bonus payments to Mr. Otterberg (in order to align them more appropriately with the arrangements previously established for the Registrant’s other executive officers for fiscal year 2014) as follows:

Incentive Cash Bonus as a Percent of Global Adjusted EBITDA Target	Incentive Cash Bonus Payment as a Percent of Base Salary
80%	37.5%
100%	75%
120%	150%

Mr. Otterberg continues to be eligible to receive grants under, and to participate in, the Registrant’s incentive compensation and other employee benefit programs on the same basis as those benefits are generally made available to the Registrant’s other officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W.RANDY EADDY
W. Randy Eaddy
General Counsel

Dated: November 12, 2013